AGREEMENT AND PLAN OF MERGER

by and among

Advanced Green Materials, Inc.

AGM Acquisition Corp.

and

Ubrandit.com

Dated February 8, 2007

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger dated as of February 8, 2007 (the “Agreement”) by and among Ubrandit.com, a corporation formed under the laws of the State of Nevada (“Ubrandit”), AGM Acquisition Corp., a corporation newly formed under the laws of the State of Nevada and a wholly owned subsidiary of Ubrandit (the “Merger Sub”), Advanced Green Materials, Inc., a corporation formed under the laws of the State of Nevada (“AGM ”), and the Ming Liu, the majority shareholder of Ubrandit (“ Principal Shareholder”).  Each of Ubrandit, the Merger Sub, AGM and the Principal Shareholder is referred to herein individually as a “Party” and all are referred collectively as the “Parties.”

PREAMBLE

WHEREAS, Ubrandit and AGM have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, Ubrandit has proposed to acquire AGM pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, AGM shall become a wholly owned subsidiary of Ubrandit through the merger of AGM with and into the Merger Sub (the “Merger”); and

WHEREAS, in the Merger all issued and outstanding shares of capital stock of AGM held by the stockholders of AGM (the “AGM Stockholders”) shall be cancelled and converted into the right to receive 272,250 shares of Series A Convertible Preferred Stock of Ubrandit, $0.001 par value per share, which Shares shall represent 98% of the voting power of the issued and outstanding capital stock of Ubrandit after the merger (the “Merger Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger, the Parties and/or their respective subsidiaries.

“Knowledge” means, in the case of a corporation, a particular fact or other matter of which its President is actually aware or which a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“NRS” means the Nevada Revised Statutes.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Surviving Entity” shall mean AGM as the surviving entity in the Merger as provided in Section 1.03.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I

THE MERGER

SECTION 1.01

THE MERGER.

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the  NRS, at the Effective Time (as hereinafter defined), all AGM Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares.  In connection therewith, the following terms shall apply:

(a)

Filing of COD.  Prior to the Closing, Ubrandit shall file with the Secretary of State of Nevada a Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Convertible Shares”) in the form annexed hereto as Appendix A.

(b)

Exchange Agent.   Robert Brantl, counsel for Ubrandit, shall act as the exchange agent (the “Exchange Agent”) for the purpose of exchanging AGM Shares for the Merger Shares.   At or prior to the Closing, Ubrandit shall deliver to the Exchange Agent the Merger Shares.

(c)

Conversion of Securities.

(i)

Conversion of AGM Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Ubrandit, AGM or the Merger Sub, or the holders of any of their respective securities:

(A)

Each of the issued and outstanding shares of common stock of AGM (the “AGM Shares”) immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one (1) Series A Preferred Share of Ubrandit.

(B)

All AGM Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(c)(i) upon the surrender of such certificate in accordance with Section 1.07, without interest.

(C)

The Merger Shares shall represent 98% of the voting power of the outstanding capital stock of Ubrandit, at the Effective Time after giving effect to the Merger.

(ii)

Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of AGM, Ubrandit, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of Ubrandit.

(d)

Exemption from Registration.  The Parties intend that the issuance of the Merger Shares to the AGM Stockholders shall be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02

CLOSING.

The closing of the Merger (the “Closing”) will take place at the offices of Sino-American Capital Group, LLC, 41-40 Union Street, Suite 6J, Flushing, NY  within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as Ubrandit and AGM shall agree (the “Closing Date”), but in any event no later than February 12, 2007 unless extended by a written agreement of Ubrandit and AGM.

SECTION 1.03

MERGER; EFFECTIVE TIME.

At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Ubrandit shall cause Merger Sub to, merge with and into AGM in accordance with the provisions of the NRS, the separate corporate existence of Merger Sub shall cease and AGM shall continue as the Surviving Entity.  The Effective Time shall occur upon the filing with the Secretary of State of the State of Nevada of a Certificate of Merger (the “Certificate of Merger”) executed in accordance with the applicable provisions of the NRS (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”  Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04

EFFECT OF THE MERGER.

The Merger shall have the effect set forth in Section 92A.250 of the NRS.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of AGM and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of AGM and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

Pursuant to the Merger:

(a)

The Articles of Incorporation and Bylaws of AGM as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

(b)

The directors and officers of AGM immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06

RESTRICTIONS ON RESALE

(a)

The Merger Shares.  The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) Ubrandit receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Ubrandit, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares which are being issued to the AGM Stockholders shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR

UBRANDIT.COM RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR UBRANDIT.COM THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.07

EXCHANGE OF CERTIFICATES.

(a)

Exchange of Certificates.  After the Effective Time, the AGM Stockholders shall be required to surrender all their AGM Shares to the Exchange Agent, and the AGM Stockholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the AGM Shares theretofore represented by the certificates so surrendered shall have been exchanged pursuant to this Agreement.  Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented AGM Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of Merger Shares for which such AGM Shares have been so exchanged.  No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented AGM Shares, until such certificate or certificates representing all the relevant AGM Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)

Full Satisfaction of Rights.  All Merger Shares for which the AGM Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the AGM Shares.

(c)

Exchange of Certificates.  All certificates representing AGM Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to Ubrandit subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(d)

Closing of Transfer Books.  On the Effective Date, the stock transfer book of AGM shall be deemed to be closed and no transfer of AGM Shares shall thereafter be recorded thereon.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF UBRANDIT

AND THE PRINCIPAL SHAREHOLDER

Ubrandit and the Principal Shareholder, and, where applicable, the Merger Sub, hereby jointly and severally represent and warrant to AGM, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 2.01

ORGANIZATION, STANDING AND POWER.

Ubrandit is a company duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Merger Sub is a company duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Ubrandit has not engaged in any business activities since January, 2002 other than negotiation of potential acquisitions, and has no property or assets.  Other than its ownership of the Merger Sub, Ubrandit does not have an ownership interest in any Person.  Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub has not and shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations.

SECTION 2.02

 CAPITALIZATION.

(a)

There are 120,000,000 shares of capital stock of Ubrandit authorized, consisting of 100,000,000 shares of common stock, $0.001 par value per share (the “Ubrandit Common Shares”) and 20,000,000 shares of preferred stock, $0.001 per share (“Ubrandit Preferred Shares”).   As of the date of this Agreement, there are 69,092,790 Ubrandit Common Shares issued and outstanding.

(b)

The Principal Shareholder owns of record and beneficially 50,000,000 Ubrandit Common Shares.  No Ubrandit Common Shares or Ubrandit Preferred Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase or exchange of Ubrandit Common or Preferred Shares except as provided in this Agreement.

(c)

All outstanding Ubrandit Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.  The Merger Shares issuable to the AGM Stockholders will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.03

AUTHORITY FOR AGREEMENT.

The execution, delivery, and performance of this Agreement by each of Ubrandit and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of Ubrandit and Merger Sub enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Ubrandit and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Ubrandit's Articles of Incorporation, Merger Sub’s Articles of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which Ubrandit is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Ubrandit or Merger Sub.

SECTION 2.04

ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since the filing of Ubrandit’s most recent annual report on September 30, 2006:

(a)

there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of Ubrandit;

(b)

Ubrandit has not (i) amended its Articles of Incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its management or method of operation or accounting, other than the change in control described in the Current Report filed with the Securities and Exchange Commission (“SEC”) on November 7, 2006; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

SECTION 2.05

GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Ubrandit or Merger Sub, is required by or with respect to Ubrandit or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the NRS.

SECTION 2.06

LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of Ubrandit or the Principal Shareholder, threatened against or affecting, Ubrandit or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.07

INTERESTED PARTY TRANSACTIONS

Ubrandit is not indebted to any officer or director of Ubrandit, and no such person is indebted to Ubrandit.

SECTION 2.08

COMPLIANCE WITH APPLICABLE LAWS.

To the Knowledge of Ubrandit and the Principal Shareholder, the business of each of Ubrandit and Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.09

TAX RETURNS AND PAYMENT

Ubrandit has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due.  Except as disclosed in the reports filed from time to time with the SEC, there is no material claim for Taxes that is a Lien against the property of Ubrandit other than Liens for Taxes not yet due and payable, none of which is material.  Ubrandit has not received written notification of any audit of any Tax Return of Ubrandit being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on Ubrandit, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Ubrandit which is currently in effect, and Ubrandit is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount.

SECTION 2.10

UBRANDIT PUBLIC FILINGS

Ubrandit is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all Ubrandit public filings required under the Exchange Act have been made.  All public filings by Ubrandit under the Exchange Act are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.  To the Knowledge of Ubrandit and the Principal Shareholder, Ubrandit has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.11

UBRANDIT AGREEMENTS

Ubrandit is not a party to any material agreements.

SECTION 2.12

FINDERS’ FEES

Ubrandit has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AGM

AGM hereby represents and warrants to Ubrandit, Merger Sub and the Principal Shareholder, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01

ORGANIZATION, STANDING AND POWER.

AGM is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.    The copy of the Articles of Incorporation of AGM previously delivered to Ubrandit is true and complete as of the date hereof.  AGM is a recently formed corporation, which as of the date hereof has conducted no business activities other than to acquire the shares of Harbin ChangFangYuan Hi-Tech Environment-Friendly Industry Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“ChangFangYuan”).  Except for ChangFangYuan, AGM does not own any Person.

SECTION 3.02

CAPITALIZATION.

There are 1,000,000 shares of AGM capital stock authorized, consisting of 1,000,000 shares of common stock with $.001 par value (the “AGM Common Shares”).  As of the date of this Agreement, there were 272,250 issued and outstanding AGM Common Shares.  No AGM Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of AGM Common Shares.   No Person is entitled to any rights with respect to the conversion, exchange or delivery of the AGM Common Shares.  All of the outstanding Common Shares of ChangFangYuan have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.  The AGM Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03

OWNERSHIP OF SHARES.

AGM owns all of the registered capital of ChangFangYuan, free and clear of all Liens, encumbrances and restrictions whatsoever, except for restrictions imposed by Applicable Law.  With respect to ChangFangYuan, there are no issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which AGM or ChangFangYuan is bound, calling for the issuance of any additional equity securities of ChangFangYuan.  All of the outstanding Common Shares of ChangFangYuan have been issued in compliance with Applicable Law.

SECTION 3.04

ORGANIZATION AND STANDING OF SUBSIDIARY.

ChangFangYuan is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.

SECTION 3.05

AUTHORITY FOR AGREEMENT.

The execution, delivery and performance of this Agreement by AGM has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of AGM, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.

The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by AGM will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, AGM’s Articles of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of AGM, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which AGM or ChangFangYuan is a party or by which either of said corporations or their respective properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to AGM or ChangFangYuan.

SECTION 3.06

FINANCIAL STATEMENTS.

(a)

AGM has made available to Ubrandit copies of (a) the financial statements of ChangFangYuan for the years ending December 31, 2005 and 2004 (the “ChangFangYuan Financial Statements”), as well as the interim financial statements of AGM for the nine month periods ending September 30, 2006 and 2005 (the “AGM Financial Statements”).

(b)

The ChangFangYuan Financial Statements have been reported on by an independent accountant registered with the PCAOB.  The ChangFangYuan Financial Statements and the AGM Financial Statements fairly present the financial position of ChangFangYuan and AGM, respectively, as at the dates thereof and the results of its operations and its cash flows for the periods then ended.

(c)

To the Knowledge of AGM, there has been no material change in the financial condition, operations or business of ChangFangYuan since September 30, 2006.

SECTION 3.07

ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since September 30, 2006:

(a)

there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of  ChangFangYuan;

(b)

ChangFangYuan has  not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) made any material change in its method of management, operation, or accounting; (iii) entered into any material transaction; or (iv) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

SECTION 3.08

GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with AGM or ChangFangYuan, is required by or with respect to AGM in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the NRS.

SECTION 3.09

LITIGATION

There is no action, suit, investigation, audit or proceeding pending against or, to the Knowledge of AGM, threatened, against or affecting AGM or ChangFangYuan or any of their respective material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.10

COMPLIANCE WITH APPLICABLE LAWS.

To the Knowledge of AGM, neither of the respective business of AGM or ChangFangYuan has been, and none is being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect.

SECTION 3.11

TAX RETURNS AND PAYMENT

Each of AGM and ChangFangYuan has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the ChangFangYuan Financial Statements and except for Taxes being contested in good faith.  Subject to the foregoing, to the Knowledge of AGM, there is no material claim for Taxes that is a Lien against the property of AGM or ChangFangYuan other than Liens for Taxes not yet due and payable, none of which is material.

SECTION 3.12

FINDERS’ FEES

AGM has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01

COVENANTS OF AGM

AGM covenants and agrees that, during the period from the date of this Agreement until the Closing Date, AGM shall (except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement) and shall cause ChangFangYuan to, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Ubrandit shall not, nor shall it cause ChangFangYuan to:

(a)

amend its Articles of Incorporation or Bylaws or Articles of Association;

(b)

pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)

merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)

sell, transfer, or otherwise dispose of any material assets required for the operations of AGM’s or ChangFangYuan’s business, except in the ordinary course of business consistent with past practices;

(e)

 declare or pay any dividends on or make any distribution of any kind with respect to the AGM Shares; and

(f)

issue any additional shares of AGM capital stock or take any action affecting the capitalization of AGM or the AGM Common Shares;

SECTION 4.02

COVENANTS OF UBRANDIT AND THE UBRANDIT SHAREHOLDER

Each of Ubrandit and the Principal Shareholder covenants and agrees that, during the period from the date of this Agreement until the Closing Date, Ubrandit shall (other than as contemplated by this Agreement or for the purposes of effecting the Merger and Closing pursuant to this Agreement) and shall cause the Merger Sub to, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of AGM, shall not, and shall not cause the Merger Sub to:

(a)

amend its Articles of Incorporation or Bylaws, except to create the Series A Shares as contemplated in Section 1.01 hereof;

(b)

pay or agree to pay to any employee, officer or director compensation of any kind or amount;

(c)

merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)

create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of  its material assets;

(e)

make any  capital expenditure or series of capital expenditures;

(f)

declare or pay any dividends on or make any distribution of any kind with respect to  Ubrandit;

(g)

 issue any additional shares of Ubrandit capital stock or take any action affecting the capitalization of Ubrandit or the Ubrandit Common or Preferred Shares; and

(h)

grant any severance or termination pay to any director, officer or any other employees of Ubrandit.

SECTION 4.03

COVENANTS OF THE PARTIES

(a)

Tax-free Reorganization.  The Parties intend that the Merger qualify as a Tax-free “reorganization” under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section.  In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

(b)

Announcement.  Neither AGM, on the one hand, nor Ubrandit on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  Upon execution of this Agreement, Ubrandit shall issue a press release, which shall be approved by AGM, and file a Current Report on Form 8-K reporting the execution of the Agreement.

(c)

Notification of Certain Matters.  AGM shall give prompt written notice to Ubrandit, and Ubrandit shall give prompt written notice to AGM, of:

(i)

The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

(ii)

Any material failure of AGM on the one hand, or Ubrandit or the Principal Shareholder, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(d)

Reasonable Best Efforts.  Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)

The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)

The satisfaction of the Party's conditions precedent to Closing.

(e)

Access to Information

(i)

Inspection by AGM.  Ubrandit will make available for inspection by AGM, during normal business hours and in a manner so as not to interfere with normal business operations, all of Ubrandit’s records (including tax records), books of account, premises, contracts and all other documents in Ubrandit’s possession or control that are reasonably requested by AGM to inspect and examine the business and affairs of Ubrandit.  Ubrandit will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of AGM concerning the business and affairs of Ubrandit.  AGM will treat and hold as confidential any information it receives from Ubrandit in the course of the reviews contemplated by this Section 4.03(e).  No examination by AGM will, however, constitute a waiver or relinquishment by AGM of its rights to rely on Ubrandit’s or the Ubrandit Principal Shareholder’ covenants, representations and warranties made herein or pursuant hereto.

(ii)

Inspection by Ubrandit.  AGM will, if requested, make available for inspection by Ubrandit, during normal business hours and in a manner so as not to interfere with normal business operations, all of AGM’s, and ChangFangYuan’s records (including tax records), books of account, premises, contracts and all other documents in AGM’s possession or control that are reasonably requested by Ubrandit to inspect and examine the business and affairs of AGM.  AGM will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Ubrandit concerning the business and affairs of AGM.  Ubrandit will treat and hold as confidential any information they receive from AGM in the course of the reviews contemplated by this Section 4.03(e).  No examination by Ubrandit will, however, constitute a waiver or relinquishment by Ubrandit of its rights to rely on AGM’s covenants, representations and warranties made herein or pursuant hereto.

(f)

Approval by Ubrandit Principal Shareholder.  By his execution and delivery of this Agreement, the Principal Shareholder does hereby approve, adopt and ratify this Merger Agreement, the Merger and all of the transactions contemplated hereby and pursuant to all exhibits hereto.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01

CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both Ubrandit and AGM:

(a)

Consents, Approvals.  The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of AGM in accordance with the applicable provisions of the NRS and its Bylaws;

(c)

Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

SECTION 5.02

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF UBRANDIT AND THE PRINCIPAL SHAREHOLDER

The obligations of Ubrandit and the Principal Shareholder on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by Ubrandit or the Principal Shareholder:

(a)

Consents And Approvals.  AGM shall have obtained all material consents, including any material consents and waivers by AGM's or ChangFangYuan’s lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Representations and Warranties.  The representations and warranties by AGM in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)

Performance.  AGM shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

(d)

Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Ubrandit and its counsel, and Ubrandit and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)

Certificate of Good Standing.  AGM shall have delivered to Ubrandit a certificate as to the good standing of AGM certified by the Secretary of State of the State of Nevada on or within fourteen (14) business days prior to the Closing Date.

(f)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither AGM nor ChangFangYuan shall have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which AGM or ChangFangYuan is a party which is reasonably likely to have a Material Adverse Effect.

(g)

Due Diligence.  Ubrandit shall have completed to its own satisfaction due diligence in relation to AGM.

(h)

SEC Filing.  No less than one week prior to the Closing, AGM shall have delivered to Ubrandit the financial statements, report of AGM’s independent registered public accountant, and other information required for inclusion in the Current Report that Ubrandit will file with the Securities and Exchange Commission within four business days after the Closing;

SECTION 5.03            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AGM

The obligations of AGM on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by AGM:

(a)

Consents And Approvals.  Ubrandit and Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Representations And Warranties.  The representations and warranties by Ubrandit, the Principal Shareholder and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(c)

Performance.  Ubrandit, the Principal Shareholder and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

(d)

Proceedings And Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to AGM and its counsel, and AGM and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)

Certificates of Good Standing.  Ubrandit shall have delivered to AGM certificates as to its good standing and the good standing of the Merger Sub in the State of Nevada, in each case certified by the Secretary of State not more than fourteen (14) business days prior to the Closing Date.

(f)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither Ubrandit nor the Merger Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which Ubrandit or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect.

(g)

Due Diligence.

AGM shall have completed to its own satisfaction due diligence in relation to Ubrandit.

(h)

Certificate of Designation.  The Board of Directors of Ubrandit shall have filed in the Office of the Secretary of State of the State of Nevada a Certification of Designation of the Series A Convertible Shares in the form of Schedule 1.01(a) hereto.

(i)

Status of Ubrandit.  As at the Effective Time of the Merger, Ubrandit (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, (iii) shall have no liabilities or obligations (contingent or otherwise) not reflected in reports filed with the SEC, (iv) shall have no more than 46,592,790  Ubrandit Common Shares outstanding, and (v) shall have no preferred stock outstanding nor any options, warrants or rights to acquire capital stock of Ubrandit whether for additional consideration or on conversion.

(j)

Principal Shareholder’s Holdings.  On the date of Closing, the Principal Shareholder shall have surrendered 22,500,000 Ubrandit Common Shares, and he shall own  27,500,000 Ubrandit Common Shares.

(k)

Ubrandit Board of Directors.  At the Effective Time of the Merger or in accordance with applicable law, all of the officers and members of the board of directors of Ubrandit shall tender their resignations as officers and directors of Ubrandit, and the vacancies created on the Ubrandit board of directors shall be filled by persons designated by the Board of Directors of AGM.

(l)

Information Statement.  No less than ten days prior to the Closing, Ubrandit shall have filed with the SEC and mailed to its shareholders of record an information statement containing the information required by SEC Rule 14f-1, which shall be provided by AGM.

ARTICLE VI

TERMINATION

SECTION 6.01

TERMINATION.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

(a)

The mutual written consent of the Boards of Directors of Ubrandit and AGM;

(b)

Either Ubrandit, on the one hand, or AGM, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares pursuant to the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

(c)

Ubrandit, if AGM shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Ubrandit to AGM, or by Ubrandit;

(d)

AGM, if Ubrandit shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by AGM to Ubrandit; or

(e)

Without any action on the part of the Parties if required by Applicable Law or if the Merger shall not be consummated by February 12, 2007 unless extended by written agreement of Ubrandit and AGM.

SECTION 6.02

EFFECT OF TERMINATION.

If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of Ubrandit or AGM, provided, however, that  (a) the provisions of Article VII hereof shall survive the termination of this Agreement; (b)  nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.

ARTICLE VII

CONFIDENTIALITY

SECTION 7.01

CONFIDENTIALITY

Ubrandit, on the one hand, and AGM, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01

EXPENSES.

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 8.02

APPLICABLE LAW

Except to the extent that the law of the State of Nevada is mandatorily applicable to the Merger (which shall be governed by the NRS), this Agreement shall be governed by the laws of the State New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 8.03

NOTICES.

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)

If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)

If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)

If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to AGM, to:

Zhonghao Su

Harbin Chang Fang Yuan Environment-Friendly Industry Co., Ltd

145 Haping Road

Dongli District

Harbin, Heilongjiang, P.R. China

Telephone:

Facsimile:

If to Ubrandit and/or the Principal Shareholder, to:

Ming Liu

Ubrandit.com

41-40 Union Street, Suite 6J

Flushing, NY 11355

Telephone:  718-359-2682

Facsimile:  718-359-2682

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY 11533

Telephone:  (914) 693-3026

Facsimile:   (914) 693-1807

Each Party may change its address by written notice in accordance with this Section.

SECTION 8.04

 ENTIRE AGREEMENT.

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 8.05

ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties.  Subject to the immediately foregoing sentence of this Section 8.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 8.06

COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 8.07

NO THIRD PARTY BENEFICIARIES.

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

UBRANDIT.COM

By:

/s/ Ming Liu

Name:

Ming Liu

Title:

President

AGM ACQUISITION CORP.

By:

/s/ Ming Liu

Name:

Ming Liu

Title:

President

PRINCIPAL SHAREHOLDER

/s/ Ming Liu

Ming Liu

ADVANCED GREEN MATERIALS, INC.

By:

/s/ Zhonghao Su

Name:

Zhonghao Su

Title:

President